UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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ARCONIC INC.
(Name of Registrant as Specified in Its Charter)

ELLIOTT ASSOCIATES, L.P.

ELLIOTT INTERNATIONAL, L.P.

PAUL E. SINGER

ELLIOTT CAPITAL ADVISORS, L.P.

ELLIOTT SPECIAL GP, LLC

BRAXTON ASSOCIATES, INC.

ELLIOTT ASSET MANAGEMENT LLC

ELLIOTT INTERNATIONAL CAPITAL ADVISORS INC.

HAMBLEDON, INC.

ELLIOTT MANAGEMENT CORPORATION

THE LIVERPOOL LIMITED PARTNERSHIP

LIVERPOOL ASSOCIATES LTD.

LARRY A. LAWSON

CHRISTOPHER L. AYERS

ELMER L. DOTY

CHARLES M. HALL

BERND F. KESSLER

PATRICE E. MERRIN

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Elliott Associates, L.P., Elliott International, L.P., Paul E. Singer, Elliott Capital Advisors, L.P., Elliott Special GP, LLC, Braxton Associates, Inc., Elliott Asset Management LLC, Elliott International Capital Advisors Inc., Hambledon, Inc., Elliott Management Corporation, The Liverpool Limited Partnership, Liverpool Associates Ltd., Larry A. Lawson, Christopher L. Ayers, Elmer L. Doty, Charles M. Hall, Bernd F. Kessler and Patrice E. Merrin (collectively, “Elliot”), intends to make a preliminary filing with the Securities and Exchange Commission of a proxy statement and an accompanying proxy card to be used to solicit votes for the election of a slate of director nominees at the upcoming 2017 annual meeting of stockholders of Arconic Inc., a Pennsylvania corporation.

Item 1: On January 31, 2017, Elliot issued an Investor Presentation, a copy of which is attached hereto as Exhibit 1.

Item 2: On January 31, 2017, Elliot issued the following press release:

Media Contact:

Stephen Spruiell
Elliott Management Corporation
(212) 478-2017
sspruiell@elliottmgmt.com

Elliott Management Nominates Five Independent, Highly Qualified Director Candidates to the Board of Arconic

Investor presentation outlines need for leadership change at Arconic

Announces engagement of former Spirit AeroSystems CEO Larry Lawson

Demonstrates path to creation of substantial value for all shareholders

Full materials available at NewArconic.com

NEW YORK (January 31, 2017) – Elliott Management Corporation (“Elliott”), which manages funds that collectively beneficially own 10.5% (12.1% economic ownership) of the common stock and equivalents of Arconic, Inc. (NYSE: ARNC) (“Arconic” or the “Company”), today announced in a presentation to Arconic shareholders that it has nominated five independent, highly qualified nominees to the Company’s Board (the “Shareholder Nominees”).

In addition, Elliott announced the engagement of former Spirit AeroSystems, Inc. (NYSE: SPR) CEO Larry Lawson as a consultant. During Mr. Lawson’s tenure at Spirit, the company outperformed the S&P 500 by an average of 34% per year. Furthermore, as CEO, Mr. Lawson gained a reputation as a “tough change agent with unrelenting demands on performance improvement” (Barclays, December 18, 2013).

Elliott’s presentation showcased Mr. Lawson’s extensive executive leadership experience with multinational aerospace and manufacturing companies, stating that Mr. Lawson “has the ideal set of skills needed to turnaround Arconic’s woefully and continually underperforming business.”

The presentation explains that a change of leadership is required to improve performance at Arconic today, and they outline a path, based on the application of an appropriate industry multiple, to at least $33-$54 per share (representing upside of at least 45%-138%) through the implementation of certain operational, capital-allocation and strategic initiatives.

The investor presentation and other materials can be viewed at NewArconic.com.

The bios of the Shareholder Nominees follow:

•	Chris L. Ayers (President and CEO, WireCo WorldGroup, Inc.): Brings considerable industry expertise having been a former Company executive and former President of the PCC Forgings Division of Precision Castparts, as well as a current director of Universal Stainless & Alloy Products. Mr. Ayers deep experience in the specialty materials industry, including his previous executive service with the Company prior to its separation into two publicly traded companies, makes him well-qualified to serve on the Board.

•	Elmer L. Doty (Former President and CEO, Accudyne Industries): Brings more than 40 years of leadership experience in heavy industry, with General Electric, FMC Corporation, United Defense, BAE Systems, Vought, and Accudyne. Mr. Doty’s years of management experience as a senior executive and deep knowledge of the aerospace and defense industries will make him a valuable addition to the Board.

•	Charles M. Hall (Former President and CEO, AM General LLC): Brings more than 40 years of leadership experience in the defense sector after a long career at General Dynamics Corporation, a global aerospace and defense company, where he held numerous executive roles. Mr. Hall’s significant leadership experience in the defense sector and his knowledge of complex organizations and external agencies will bring fresh perspectives to Arconic’s Board.

•	Bernd F. Kessler (Former CEO, SRTechnics): Brings valuable insights from a long career as an international business executive, including as a director of Polaris Industries, former President and CEO of MTU Maintenance and former executive at Honeywell International. Mr. Kessler’s strong background in engineering, operational excellence and organizational development will serve the Board well as it seeks to improve performance.

•	Patrice E. Merrin (Former President and CEO, Luscar Ltd.): Brings valuable experience as an international business executive and corporate director who currently serves as a director for Stillwater Mining, Glencore, and Novadaq Technologies. Ms. Merrin’s significant experience serving as a director of public companies and her industry insights will make her a valuable addition to the Board.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Elliott Associates, L.P. and Elliott International, L.P., together with the other participants named herein (collectively, “Elliott”), intend to file a preliminary proxy statement and accompanying proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2017 annual meeting of shareholders of Arconic Inc., a Pennsylvania corporation (the “Company”).

ELLIOTT STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR, OKAPI PARTNERS LLC, AT ITS TOLL-FREE NUMBER (877) 869-0171 OR VIA EMAIL AT INFO@OKAPIPARTNERS.COM.

The “Participants” in the proxy solicitation are Elliott Associates, L.P., a Delaware limited partnership (“Elliott Associates”), Elliott International, L.P., a Cayman Islands limited partnership (“Elliott International”), Paul E. Singer (“Singer”), Elliott Capital Advisors, L.P., a Delaware limited partnership (“Capital Advisors”), Elliott Special GP, LLC, a Delaware limited liability company (“Special GP”), Braxton Associates, Inc., a Delaware corporation (“Braxton”), Elliott Asset Management LLC, a Delaware limited liability company (“Asset Management”), Elliott International Capital Advisors Inc., a Delaware corporation (“EICA”), Hambledon, Inc., a Cayman Islands corporation (“Hambledon”), Elliott Management Corporation, a Delaware corporation (“EMC”), The Liverpool Limited Partnership, a Bermuda limited partnership (“Liverpool”), Liverpool Associates Ltd., a Bermuda company (“Liverpool Associates”), Larry A. Lawson, Christopher L. Ayers, Elmer L. Doty, Charles M. Hall, Bernd F. Kessler and Patrice E. Merrin.

As of the date hereof, Elliott Associates, Elliott International and their affiliates beneficially owns 45,902,133 shares of common stock, $1.00 par value per share, of the Company (the “Common Stock”), representing approximately 10.5% of the outstanding shares of Common Stock. As of the date hereof, Elliott Associates beneficially owns 14,688,682 shares of Common Stock (including 3,510,666 shares of Common Stock owned directly by Liverpool, a wholly-owned subsidiary of Elliott Associates), constituting approximately 3.3% of the shares of Common Stock outstanding, and Elliott International beneficially owns 31,213,451 shares of Common Stock, constituting approximately 7.1% of the shares of Common Stock outstanding. EICA, as the investment manager of Elliott International, may be deemed to beneficially own the 31,213,451 shares of Common Stock beneficially owned by Elliott International, constituting approximately 7.1% of the shares of Common Stock outstanding. As of the date hereof, Mr. Ayers beneficially owns 100 shares of Common Stock. As of the date hereof, none of Messrs. Lawson, Doty, Hall or Kessler or Ms. Merrin beneficially owns any shares of Common Stock.

In addition, (i) Singer, and Capital Advisors and Special GP, which are controlled by Singer, are the general partners of Elliott Associates and may all be deemed to beneficially own the shares of Common Stock held by Elliott Associates, (ii) Singer, Braxton and Asset Management are the general partners of Capital Advisors and may be deemed to beneficially own the shares of Common Stock held by Elliott Associates, (iii) Liverpool Partnership is a wholly-owned subsidiary of Elliott Associates, and Liverpool Associates is a wholly-owned subsidiary of Elliott Associates and is the sole general partner of Liverpool Partnership and may be deemed to beneficially own the shares of Common Stock held by Liverpool Partnership, and (iv) EICA, as investment manager of Elliott International, and Hambledon, which is also controlled by Singer, as the sole general partner of Elliott International, and Singer, may be deemed to beneficially own the shares of Common Stock held by Elliott International. EMC provides management services to Elliott Associates, Elliott International and their affiliates.

Elliott Associates, through Liverpool, and Elliott International have entered into notional principal amount derivative agreements (the “Derivative Agreements”) in the form of cash settled swaps with respect to 2,324,005 and 4,938,512 shares of Common Stock, respectively (representing economic exposure comparable to less than 1% and approximately 1.1% of the shares of Common Stock of the Company, respectively). Collectively, the Derivative Agreements held by such parties represent economic exposure comparable to an interest in approximately 1.7% of the shares of Common Stock. The Derivative Agreements provide Elliott Associates and Elliott International with economic results that are comparable to the economic results of ownership but do not provide them with the power to vote or direct the voting or dispose of or direct the disposition of the shares that are referenced in the Derivative Agreements (such shares, the “Subject Shares”). Each of Elliott Associates, Elliott International and their affiliates disclaim beneficial ownership in the Subject Shares.

ABOUT ELLIOTT

Elliott Management Corporation manages two multi-strategy hedge funds which combined have approximately $31 billion of assets under management. Its flagship fund, Elliott Associates, L.P., was founded in 1977, making it one of the oldest hedge funds under continuous management. The Elliott funds’ investors include pension plans, sovereign wealth funds, endowments, foundations, funds-of-funds, high net worth individuals and families, and employees of the firm.

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